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                                                                    Exhibit 99.2

PROXY                                                                     PROXY

                                 Brenton Bank

               This Proxy is solicited on behalf of the Board of
                Directors for the Special Meeting to be held on
                     November 30, 2000, Des Moines, Iowa.

NOW WHEREFORE, I, the undersigned shareholder of Brenton Bank, Des Moines, Iowa, appoint Steven T. Schuler, CFO/Treasurer/Secretary of Brenton Banks, Inc. as my attorney, with power of substitution, to vote as proxy of the shares of the Bank standing in my name on its books, at the Special Shareholders' meeting of Brenton Bank to be held at the Hotel Savery, 4th and Locust Streets, Des Moines, Iowa at 10:00 a.m. on November 30, 2000, in the manner set forth below:

     1. To approve the Agreement and Plan of Reorganization, dated as of July 6, 2000, by and among Brenton Bank, Brenton Banks, Inc. and Wells Fargo & Company and the form of a related Agreement and Plan of Merger to be entered into by and between Brenton Bank and Wells Fargo Interim Bank Brenton (collectively, the "Merger Agreement").

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                         FOR     AGAINST     ABSTAIN

In the event that no designation is made above, the proxy will be voted FOR the proposal to approve the Merger Agreement.

The Board of Directors recommends a vote FOR Proposal 1.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or rescheduling thereof. However, no proxy that is voted against Proposal 1 will be voted in favor of adjournment, postponement, continuation or rescheduling of the meeting for the purpose of allowing additional time to solicit additional votes or proxies in favor of adoption of the Merger Agreement.

In witness whereof, I set my name this __________ day of ________________, 2000.

By:
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   (Signature of Shareholder)


   ----------------------------
   (Print Name)